                                 ADMINISTRATION AND
                            ACCOUNTING SERVICES AGREEMENT

     THIS AGREEMENT is made as of the 15th day of January 1993, by and between THE DFA INVESTMENT TRUST COMPANY, a Delaware business trust (the "Fund"), and PROVIDENT FINANCIAL PROCESSING CORPORATION ("PFPC"), a Delaware corporation which is an indirect wholly-owned subsidiary of PNC Financial Corp.

                                 W I T N E S S E T H

     WHEREAS, the Fund is registered as a management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund wishes to retain PFPC to provide certain administrative and accounting services, and PFPC is willing to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. APPOINTMENT. The Fund hereby appoints PFPC to provide certain administrative and accounting services to the Fund for the period and on the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph

12 of this Agreement. The Fund presently issues five series of shares ("Shares") which are described in the registration statement delivered to PFPC herewith, and may from time to time issue additional series of shares. Hereinafter each such series shall be referred to as a "Series". The records, notices, reports and services provided by PFPC hereunder shall be prepared, kept, maintained and furnished by PFPC in respect of each Series of the Fund existing on the date hereof, and any Series organized by the Fund after the date hereof as agreed in writing by the Fund and PFPC.

     2. DELIVERY OF DOCUMENTS. The Trustee has furnished PFPC with copies properly certified or authenticated of each of the following:

          (a) Resolutions of the Fund's Board of Trustees authorizing the appointment of PFPC to provide certain administration and accounting services for the Fund and approving this Agreement;

          (b) Appendix A identifying and containing the signatures of the Fund's officers and other persons authorized to issue Oral Instructions and to sign Written Instructions, as hereinafter defined, on behalf of the Fund;

          (c) The Fund's Certificate of Trust filed with the Delaware Secretary of State on October 17, 1992 and all amendments thereto;

          (d) The Fund's Agreement and Declaration of Trust and all amendments thereto (such Agreement and Declaration of Trust as presently in effect and as it may from time to time be amended, is herein called the "Declaration of Trust");

          (e) The Fund's By-Laws and all amendments thereto (such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called "By-Laws");

          (f) The current investment advisory agreements between Dimensional Fund Advisors Inc. (the "Advisor") and the Fund;

          (g) The Custodian Agreement between Provident National Bank and the Fund dated as of January 15, 1993;

          (h) The Transfer Agency Agreement between Provident Financial Processing Corporation and the Fund dated as of January 15, 1993; and

          (i) The Fund's most recent registration statement on Form N-1A under the 1940 Act (File No. 811-7436), as filed with the U.S. Securities and Exchange Commission ("the SEC") on January 15, 1993 and all amendments thereto (such registration statement as presently effective and as it shall from time to time be amended, is herein called the "Registration Statement").

     The Fund will furnish PFPC from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

     3.   DEFINITIONS.

          (a) "AUTHORIZED PERSON". As used in this Agreement, the term "Authorized Person" means any officer of the Fund and any other person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board of Trustees of the Fund to give Oral and Written Instructions on behalf of the Fund and listed on Appendix A listing persons duly authorized to give Oral or Written Instructions on behalf of the Fund as may be received by PFPC from time to time.

          (b) "ORAL INSTRUCTIONS". As used in this Agreement, the term "Oral Instructions" means oral instructions actually received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person. The Fund agrees to deliver to PFPC, at the time and in the manner specified in Paragraph 4(b) of this Agreement, Written Instructions confirming Oral Instructions.

          (c) "WRITTEN INSTRUCTIONS". As used in this Agreement, the term "Written Instructions" means written instructions delivered by hand, mail, tested telegram, cable, telex or facsimile sending device, and received by PFPC, signed by two Authorized Persons. Written Instructions include electronic transmissions properly originated and confirmed by the Fund.

          (d) "AFFILIATE". As used herein, "Affiliate" means any company that controls, is controlled by, or is under common control with PFPC.

     4.   INSTRUCTIONS CONSISTENT WITH DECLARATION OF TRUST, ETC.

          (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral or Written Instructions. Although PFPC may know of the provisions of the Declaration of Trust and By-Laws of the Fund, PFPC may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with any provisions of such Declaration of Trust or By-Laws, or any vote, resolution or proceeding of the Shareholders, or of the Board of Trustees, or of any committee thereof.

          (b) PFPC shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by PFPC from the Fund and any Affiliate, provided such Affiliate has not acted negligently (unless such an Affiliate has received and transmitted erroneous instructions received from an Authorized Person who is not an Affiliate) pursuant to this Agreement. The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions in such manner that the Written Instructions are received by PFPC, whether by hand delivery, telex, facsimile sending device or otherwise, by the close of business of the same day that such Oral Instructions are given to PFPC. The Fund agrees that the fact that such confirming Written Instructions are not received by PFPC shall in no way affect the validity of the transactions or enforceability of the transactions authorized by the Fund by giving Oral Instructions. The Fund agrees that PFPC shall incur no liability to the Fund in acting upon Oral Instructions given to PFPC by the Fund hereunder concerning such transactions, provided such instructions reasonably appear to have been received from an Authorized Person.

     5.   SERVICES ON A CONTINUING BASIS.

          (a) In preparing the accounting records of the Fund, PFPC shall comply with generally accepted accounting principles (GAAP) or with an alternative method described in Written

Instructions provided that such alternative method is not unreasonable and would not be burdensome to PFPC. PFPC will perform the following accounting services for the Fund on an ongoing or a daily basis, as appropriate, it being understood that the services provided hereunder shall be provided on a per Series basis in a manner that properly identifies the Series as to which such services relate:

               (1) On a daily basis, journalize the Fund's investment, capital Share and income and expense activities and post to the general ledger;

               (2) Verify with the Fund's custodians, investment buy/sell trade tickets which may be sent electronically via modem from the Advisor and which may include securities acquired for Fund shares when received from the Advisor, transmit verified trades to the Fund's custodians for proper settlement, and PFPC shall promptly notify the Advisor of any trades received which have not been so verified;

               (3)  Maintain individual ledgers for investment securities;

               (4)  Maintain historical tax lots for each security;

               (5) Reconcile cash and investment balances with the custodian of each Series, and provide the Advisor with the beginning cash balances available for investment purposes;


               (6) Update the cash availability and projected receivables/ payables throughout the day as required by the Advisor and direct the custodians to invest idle cash in repurchase agreements and/or in other liquid investments as mutually agreed upon in accordance with the Written Instructions of the Advisor;

               (7) Post to and prepare the Statement of Assets and Liabilities and the Statement of Operations;

               (8) Calculate various contractual expenses (e.g., advisory and custody fees) and confirm to the Fund the amounts paid by the Fund in respect of such contracts as provided for therein;

               (9) Monitor the expense accruals and notify Fund management of any proposed adjustments;

              (10) Control all disbursements and authorize such disbursements upon Written Instructions;

              (11)  Calculate capital gains and losses;

              (12)  Determine net income;

              (13) Obtain security market quotes from independent pricing services approved by the Fund, or if such quotes are unavailable, then obtain such prices from, or in accordance with the directions of, the Advisor, and in either case calculate the market value of the Fund's investments;

               (14) Transmit or mail a copy of the daily portfolio valuations and a listing of acquisitions and dispositions of securities of the Fund and, as of each month-end, transmit or mail a floppy diskette reflecting securities holdings to the Advisor;

               (15) Consistent with the requirements of the Registration
                    Statement or Written Instructions which change those requirements, compute the net asset values and, where applicable, the offering prices of the Series and promptly report thereon to the transfer agent of each Series;

               (16) Compute, and report to the Fund, each Series' yields, expense ratios, portfolio turnover rate, and portfolio average dollar-weighted maturity; and

               (17) Compute amounts of foreign currency needed to settle foreign securities transactions, and in accordance with Written Instructions, enter into forward currency contracts with banks and brokers.

          (b) In addition to the accounting services described in the foregoing Paragraph 5(a), PFPC will:

               (1) Prepare monthly financial statements, which will include the following items (the form and content of such statements shall be in accordance with GAAP):

                         Statement of Assets and Liabilities
                         Statement of Shareholders' Equity
                         Statement of Operations
                         Statement of Changes in Net Assets
                         Cash Statement
                         Schedule of Capital Gains and Losses;

                    PFPC will also prepare a Schedule of Investments for those Series and at those times designated by the parties upon mutual agreement (the form and content of such schedule shall be in accordance with GAAP).

               (2) Prepare quarterly broker security transactions summaries, including monthly reports of brokerage commissions paid setting forth such information as the Fund may reasonably request and as to which the parties may agree;

               (3)  Prepare monthly security transaction listings;

               (4) Supply various Fund statistical data and reports as requested by the Fund on an ongoing basis including the reports set forth on Schedule A hereto;

               (5) Prepare for execution and file the Fund's Federal and state income tax returns, Federal Excise Tax returns, tax returns for the States of Delaware and California and any supporting schedules to such returns and assist the Fund in determining the amount, types and timing of dividend and capital gains distributions necessary for each Series to avoid being required to pay Federal Income or Excise taxes on its income and gains;

               (6) Assist in the preparation of and file the Fund's Semi-Annual Reports with the SEC on Form N-SAR;

               (7) Assist in the preparation of and file with the SEC the Fund's annual and semi-annual Shareholder reports;

               (8) Assist in the preparation of registration statements on Form N-1A and other filings relating to the registration of the Fund;

               (9) Monitor each Series' status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, and if there is a change in such status, alert the Fund as soon as practicable of such change;

               (10) In the event that any securities transaction of the Fund fails to settle in accordance with Written or Oral Instructions, PFPC shall promptly notify the Fund; and

               (11) Monitor each Series' securities positions to determine whether, with respect to 75 percent of the value of each Series' total assets, more than 5 percent of the value of each Series' total assets are invested in any one issuer and, if so, alert the Fund as soon as practicable of such circumstances.

     6.  RECORDS.  PFPC shall keep the following records:

          (a) all books and records with respect to the Fund's books of account, including without limitation those required by rule 31a-1 under the 1940 Act (except paragraphs b(4) and (9)) and records necessary to support each Series' tax returns; and

          (b) records of the Fund's securities and exchange listed financial futures and forward currency transactions.

     The books and records pertaining to the Fund which are in the possession of PFPC shall be the property of the Fund and shall be returned to the Fund or its designee upon request. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable laws and rules and regulations. The Fund, or the Fund's authorized representatives, shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or the Fund's authorized designee or representative at the Fund's expense.

     7. LIAISON WITH ACCOUNTANTS. PFPC shall act as liaison with the Fund's independent public accountants and shall provide them with account analyses, fiscal year summaries, and such other information, including audit related schedules, as may be necessary to assure that the necessary information is made available to such accountants for the expression of their opinion, as such may be required by the Fund from time to time.

     8. CONFIDENTIALITY. PFPC agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Fund and its prior, present or potential Shareholders or relative to the Advisor, except, after prior notification to and approval in writing by the Fund, which approval may not be withheld where PFPC may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

     9. EQUIPMENT FAILURES. In the event of equipment failures beyond PFPC's control, PFPC shall, at no additional expense to the Fund, promptly notify the Fund and take prompt, reasonable steps to minimize service interruptions but shall have no liability with respect thereto except, at its own expense, to reconstruct any records of the Fund that PFPC is required to prepare and maintain hereunder. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to theextent appropriate equipment is available. An equipment failure shall be beyond PFPC's control if it results from one or more of the events described in the last sentence of the first paragraph of Paragraph 14 hereunder.

     10.  RIGHT TO RECEIVE ADVICE.

     PFPC shall be protected in any action or inaction PFPC takes in reliance on advice of PFPC's counsel. PFPC shall promptly notify the Fund of the receipt of such advice within reasonable time.

     11. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS. PFPC agrees to perform its duties hereunder in accordance with applicable law; however, PFPC assumes no responsibility for ensuring that the Fund complies with the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, the Commodities Exchange Act, as amended (the "CEA"), and any laws, rules and regulations of governmental authorities having jurisdiction.

     12. COMPENSATION. As compensation for the services rendered by PFPC during the term of this Agreement, the Fund will pay to PFPC an annual fee calculated daily and payable monthly, as may be agreed to in writing from time to time by the Fund and PFPC.

     13. INDEMNIFICATION. (a) The Fund agrees to indemnify and hold harmless PFPC and its sub-contractors from all taxes, charges, expenses (except expenses that are inherent to its duties hereunder), assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, the CEA, and any state or foreign securities laws, all as or to be amended from time to time) including (without limitation) reasonable attorneys' fees and disbursements, arising directly or indirectly from any action or thing which PFPC takes or does or omits to take or do (i) at the request or on the direction of or in reliance on the advice of the Fund or the Fund's counsel on behalf of the Fund or (ii) upon Oral or Written Instructions provided by the Fund, or an Affiliate, provided such Affiliate has not acted negligently (unless such Affiliate has received and transmitted erroneous instructions received from an Authorized Person that is not an Affiliate) PROVIDED, that neither PFPC nor any of its sub-contractors shall be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC's own misfeasance, bad faith, negligence or disregard of its duties or responsibilities described in this Agreement.

               (b) PFPC shall not pay or settle any claim, demand, expense or liability in respect of which PFPC is entitled to be indemnified pursuant to paragraph (a) above an ("Indemnifiable Claim") without the express written consent of the Fund. PFPC shall notify the Fund promptly of receipt of notification of an Indemnifiable Claim. Unless the Fund notifies PFPC within 30 days of receipt of Written Notice of such Indemnifiable Claim that the Fund does not intend to defend such Indemnifiable Claim, the Fund shall defend PFPC from such Indemnifiable Claim. The Fund shall have the right to defend any Indemnifiable Claim at its own expense, such defense to be conducted by counsel selected by the Fund. Further, PFPC may join the Fund in such defense at PFPC's own expense, but to the extent that it shall so desire, the Fund shall direct such defense. If the Fund shall fail or refuse to defend, pay or settle an Indemnifiable Claim, PFPC, at the Fund's expense consistent with limitations concerning attorney's fees expressed in Paragraph 13(a) hereof, may provide its own defense.

     14. RESPONSIBILITY OF PFPC. PFPC hereby represents that it is experienced in the provision of the services covered by this Agreement. In the performance of its duties hereunder, PFPC shall be obligated to exercise due care and diligence and to act in a timely manner and in good faith to assure the accuracy and completeness of all services performed under this Agreement. PFPC shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC in writing. PFPC shall be responsible for its own negligent failure to perform its duties under this Agreement. In assessing negligence for purposes of this Agreement, the parties agree that the standard of care applied to PFPC's conduct shall be the care that would be exercised by a similarly situated service provider, supplying substantially the same services under substantially similar circumstances. Notwithstanding the foregoing, PFPC shall not be responsible for losses beyond its control, provided that PFPC has acted in accordance with the provisions of this Agreement and the standard of care set forth above and provided further that PFPC shall only be responsible for that portion of losses or damages suffered by the Fund attributable to the negligence of PFPC. Losses shall be beyond PFPC's control if they result from or occur because of delays or errors or loss of data provided by a person other than PFPC or its Affiliates, or their respective employees or agents, or acts of civil or military authority, national emergencies, labor difficulties (other than those of PFPC or its Affiliates), fire, equipment failure resulting from forces external to the premises of PFPC or its Affiliates, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply external to the premises of PFPC or its Affiliates and such other circumstances beyond PFPC's control.

     Without limiting the generality of the foregoing or of any other provision of this Agreement, PFPC in connection with its duties under this Agreement shall not be under any duty or obligation to inquire into and shall not be liable for or in respect of the validity or invalidity or authority or lack thereof of any Oral or Written Instruction received from the Fund, or an Affiliate, provided such Affiliate has not acted negligently (unless such an Affiliate has received and transmitted erroneous instructions received from an Authorized Person that is not an Affiliate), notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine.

     PFPC shall have no liability to the Fund for any losses or damages, the nature of which is or was remote, unforeseen, unforeseeable or beyond the scope of reasonable anticipation at the time this Agreement was executed.

     15. DURATION AND TERMINATION. This Agreement shall continue in effect from the date hereof until terminated by either party upon not less than 180 days prior written notice to the other party. The foregoing provision notwithstanding, either party may terminate this Agreement in the event of a material breach of the terms hereof after written notice to the other party of such breach and a reasonable time for cure of such breach, unless such breach is not curable and, in such circumstances, this Agreement shall terminate, at the option of the injured party, three months after the date such notice is given.

     16. NOTICES. All notices and other communications, including Written Instructions (collectively referred to as "Notice" or "Notices" in this Paragraph), hereunder shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to PFPC at PFPC's address, Bellevue Corporate Center, 103 Bellevue Parkway, Wilmington, Delaware 19809; (b) if to the Fund, at the address of the Fund; or (c) if to neither of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication. All postage, cable, telex and facsimile sending device charges arising from the sending of a Notice hereunder shall be paid by the sender.

     17. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     18. AMENDMENTS. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

     19. DELEGATION. On thirty (30) days prior written notice to the Fund, PFPC may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of PFPC National Bank or PNC Financial Corp provided that (i) the delegate agrees with PFPC to comply with all relevant provisions of this Agreement and applicable law; and (ii) PFPC and such delegate shall promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation, including (without limitation) the capabilities of the delegate. In the event of such delegation, PFPC shall remain liable under this Agreement.

     20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     21. MISCELLANEOUS. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof, provided that the parties hereto may embody in one or more separate documents their agreement, if any, with respect to Written and/or Oral Instructions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof of otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.

                           THE DFA INVESTMENT TRUST COMPANY



                           By: /s/ Michael T. Scardina, VP & CFO
                               ----------------------------------

                           PROVIDENT FINANCIAL PROCESSING
                                CORPORATION



                           By: /s/ Joseph Gramlich
                               ----------------------------------

                                      APPENDIX A


          I, Irene R. Diamant, Secretary of The DFA Emerging Markets Fund Inc., a Maryland Corporation (the "Fund"), do hereby certify that:

          The following individuals are duly authorized as Authorized Persons to give Oral Instructions and Written Instructions on behalf of the Fund:

          NAME                                    SIGNATURE


     David G. Booth                        /s/ David G. Booth
                                           -----------------------------

     Rex A. Sinquefield                    /s/ Rex A. Sinquefield
                                           -----------------------------

     Jeanne C. Sinquefield                 /s/ Jeanne C. Sinquefield
                                           -----------------------------

     Michael T. Scardina                   /s/ Michael T. Scardina
                                           -----------------------------

     Irene R. Diamant                      /s/ Irene R. Diamant
                                           -----------------------------

     Deborah J. Ferris                     /s/ Deborah J. Ferris
                                           -----------------------------

     Ramakrishnan Chandraseker             /s/ Ramakrishnan Chandraseker
                                           -----------------------------

     Cem Severoglu                         /s/ Cem Severoglu
                                           -----------------------------

     Carl Snyder                           /s/ Carl Snyder
                                           -----------------------------

     Byron B. Snider                       /s/ Byron B. Snider
                                           -----------------------------

     David Plecha                          /s/ David Plecha
                                           -----------------------------

     Arthur Barlow                         /s/ Arthur Barlow
                                           -----------------------------

     Christopher Sullivan                  /s/ Christopher Sullivan
                                           -----------------------------

     Robert Deere                          /s/ Robert Deere
                                           -----------------------------

     Scott Thorton                         /s/ Scott Thorton
                                           -----------------------------

     David Price                           /s/ David Price
                                           -----------------------------

     Kamyab Hashemi-Nejad                  /s/ Kamyab Hashemi-Nejad
                                           -----------------------------

     Richard Eustice                       /s/ Richard Eustice
                                           -----------------------------

          With respect to any international equity Series of the Fund:

     Garrett Quigley                       /s/ Garrett Quigley
                                           -----------------------------

                                           /s/ Irene R. Diamant
                                           -----------------------------
                                             Secretary

                                      SCHEDULE A



          PURSUANT TO PARAGRAPH (5) (b) (4) OF THE AGREEMENT, PFPC WILL PROVIDE THE FOLLOWING REPORTS:

REPORT OR STATISTIC                                         FREQUENCY

a.   Expense ratio analysis                                 Monthly

b.   Brokerage commission report and affiliated             Quarterly/
     brokerage report                                       Annually

c.   Listing of securities for which quotations             Quarterly
     are not readily available (for Board meetings)

d.   Split bill report                                      Quarterly

e.   Information necessary for completion of N-SAR          Semi-annually